UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

GJ Culture Group US, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56140	83-2912878
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA 94506
(Address of Principal Executive Offices)

(925) 362-3169
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On September 2, 2022, Mr. Guidong Wang purchased 33,883,504 shares of our common stock, at $0.003 per share, for an aggregate purchase price of $101,650.51 from four of our stockholders. After such transaction, Mr. Wang owns 78.87% of our issued and outstanding shares of common stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Effective as of September 2, 2022, Mr. Sanjun Kuang resigned as our Chief Executive Officer, Chief Financial Officer, President, Treasurer, Director and Chairman of the board of directors.

Effective as of September 2, 2022, Mr. Huawei Li resigned as our Secretary and Director.

Effective as of September 2, 2022, Mr. Meisang Hu resigned as our Director.

Appointment of Directors and Officers

Effective as of September 2, 2022, shareholders owning a majority of our issued and outstanding common stock elected Mr. Guidong Wang to serve as our Director and Chairman of our board of directors and also appointed Mr. Wang to serve as our Chief Executive Officer, Chief Financial Officer, President and Treasurer .

Effective as of September 2, 2022, shareholders owning a majority of our issued and outstanding common stock elected Mr. Huaying Zhu to serve as our Director and also appointed Mr. Zhu to serve as our Secretary.

Mr. Guidong Wang, age 43, has over eleven years’ experience in business management. Since August 2016, he has been serving as the Chairman of Shanghai Aurora Information Technology Group Co., Ltd., a company based in Shanghai primarily engaged in information technology. He has also been serving as the Dean of Beijing Qihuang Medical Research Institute, where he oversees the direction of academic research and strategic planning. From May 2011 to August 2016, he was the general manger of Yunnan Yijiaren Trading Co., Ltd., where he oversaw the general business strategy. Mr. Wang earned his MBA degree from Central Queensland University, Australia.

Ms. Huaying Zhu, age 43, has over eleven years’ experience in marketing. Since August 2016, she has been serving as the Vice Chairman of Shanghai Aurora Information Technology Group Co., Ltd., where she oversees the company’s marketing. She has also been serving as the Chairman of Shanghai Mosai Net Technology Co., Ltd, where she oversees the marketing of the company. From May 2011 to August 2016, she was the general manger of Yunnan Yijiaren Trading Co., Ltd., where she oversaw the company’s marketing. Ms. Zhu earned her college degree of Business Administration from Sichuan Agricultural University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GJ Culture Group US, Inc.

Date: September 8, 2022	By:	/s/ Guidong Wang
Guidong Wang
Chief Executive Officer
Chief Financial Officer